UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2007

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In connection with the proposed acquisition, in a merger transaction, of InfraSource Services, Inc., a Delaware corporation (“InfraSource”), by Quanta Services, Inc., a Delaware corporation (“Quanta”), InfraSource is providing a copy of the Transcript of the joint March 19, 2007 investor conference call as an exhibit to this Report and such Transcript is incorporated herein by reference.
Important Information for Investors and Stockholders
In connection with the proposed merger, InfraSource and Quanta will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by InfraSource at the SEC website, http://www.sec.gov.
InfraSource and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of InfraSource’s participants in the solicitation, which may be different than those of InfraSource stockholders generally, will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Transcript of investor conference call on March 19, 2007 relating to the proposed acquisition of InfraSource Services, Inc. by Quanta Services, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)

	By:	/s/ Deborah C. Lofton

Date: March 19, 2007	Name:	Deborah C. Lofton
	Title:	Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Transcript of investor conference call on March 19, 2007 relating to the proposed acquisition of InfraSource Services, Inc. by Quanta Services, Inc.